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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 10, 1999
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                           CREATIVE BIOMOLECULES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                0-19910             94-2786743
         ---------------          --------------     -------------------
         (State or other           (Commission         (IRS Employer
         jurisdiction of           File Number)      Identification No.)
                                  incorporation)


                 45 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748
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               (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (508) 782-1100
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                              ITEM 5. OTHER EVENTS.

          On May 10, 1999, the Registrant publicly disseminated a press release announcing the repurchase of its Series 1998/A Preferred Stock for approximately $22.5 million in cash. As a result of the repurchase, the outstanding balance of 20,486 shares of the Series 1998/A Preferred Stock was retired on May 7, 1999. The Registrant had issued and sold 25,000 shares of Series 1998/A Preferred Stock with a stated value of $1,000 per share on May 27, 1998 pursuant to a private placement with three institutional investors. The Series 1998/A Preferred Stock was convertible into the number of shares of Common Stock, equal to the stated value plus accretion of 5% per annum divided by the applicable Conversion Price. Prior to the repurchase transaction, the Preferred holders had converted a total of 4,514 shares of Series 1998/A Preferred Stock into Common Stock. There will be no subsequent conversions of Series 1998/A Preferred Stock into Common Stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.1   The Registrant's Press Release dated May 10, 1999.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CREATIVE BIOMOLECULES, INC.
                              ---------------------------
                              (Registrant)


Date: May 14, 1999            /s/ Cheryl K. Lawton
                              ---------------------------

                              Cheryl K. Lawton
                              General Counsel and Vice President, Administration and Secretary